Exhibit 1.1
CONTINGENT MANDATORILY EXCHANGEABLE NOTES
INDEMNITY AGREEMENT
among
M&T BANK CORPORATION,
and
CITIGROUP GLOBAL MARKETS INC.
and
MORGAN STANLEY & CO. INCORPORATED,
as Managers, acting on behalf of the several Underwriters named in Schedule I hereto
dated as of October 6, 2010

CONTINGENT MANDATORILY EXCHANGEABLE NOTES
INDEMNITY AGREEMENT
     Contingent Mandatorily Exchangeable Notes Indemnity Agreement (this “Agreement”), dated as of October 6, 2010, among M&T Bank Corporation, a New York corporation, (“the Company”) and the several underwriters named in Schedule I hereto (the “Underwriters”), for whom Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated are acting as managers (each, a “Manager” and together, the “Managers”).
     WHEREAS, Allied Irish Banks, p.l.c., a public limited company incorporated in Ireland (the “Mandatory Issuer”) has entered into an underwriting agreement (the “AIB Securities Underwriting Agreement”), a true and correct copy of which has been furnished to the Company, pursuant to which the Mandatory Issuer has agreed to issue and sell to the Underwriters, under the circumstances described in the Securities Prospectus Supplement referred to below, 26,700,000 Contingent Mandatorily Exchangeable Notes due November 2010 (the “Securities”), automatically and mandatorily exchangeable for shares of common stock, par value $0.50 per share, of the Company (the “Common Stock”) owned by the Mandatory Issuer under the circumstances described in the Securities Prospectus Supplement referred to below (the “Shares”);
     WHEREAS, the Securities are to be issued pursuant to the provisions of an indenture dated as of June 2, 2008, between the Mandatory Issuer and The Bank of New York Mellon (the “Trustee”), as supplemented by a first supplemental indenture to be dated October 13, 2010, between the Mandatory Issuer and the Trustee;
     WHEREAS, the Mandatory Issuer has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, on Form F-3, relating to securities to be issued from time to time by the Mandatory Issuer, dated June 2, 2008, and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the “Securities Prospectus Supplement”) specifically relating to the Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”);
     WHEREAS, the Company has filed with the Commission a registration statement, including a prospectus, on Form S-3, relating to securities to be issued from time to time by the Company or sold from time to time by selling shareholders, dated November 26, 2008 (the “Base Prospectus”), and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a final prospectus supplement (the “Prospectus Supplement”, and together with the Base Prospectus, the “Prospectus”) pursuant to Rule 424 under the Securities Act specifically relating to the Shares to be delivered by the Mandatory Issuer in the event that the Securities are exchanged for Common Stock;
     WHEREAS, the Company is entering into this Agreement pursuant to the terms of the Registration Rights Agreement, dated April 1, 2003, between the Company and the Mandatory Issuer;
     WHEREAS, the Mandatory Issuer and the Underwriters are willing to carry out the transactions contemplated by the AIB Securities Underwriting Agreement on the condition that the Company and the Underwriters enter into, and perform their respective obligations under, this Agreement;
     THEREFORE, the parties hereto agree as follows:
     1. Definitions. The following terms, as used herein, have the following meanings:
     “1940 Act” has the meaning set forth in Section 2(m).
     “Agreement” has the meaning set forth in the preamble of this Agreement.
     “Anti-Money Laundering Laws” has the meaning set forth in Section 2(r).
     “AIB Securities Underwriting Agreement” has the meaning set forth in the recitals of this Agreement.
     “Bank Regulatory Authorities” has the meaning set forth in Section 2(cc).
     “Bank Subsidiary” has the meaning set forth in Section 2(cc).
     “Base Prospectus” has the meaning set forth in the recitals to this Agreement.
     “Closing Date” means the date on which the Mandatory Issuer shall deliver the Securities and the Underwriters shall pay the purchase price for the Securities, as set forth in the AIB Securities Underwriting Agreement.
     “Commission” has the meaning set forth in the recitals of this Agreement.
     “Common Stock” has the meaning set forth in the recitals of this Agreement.
     “Company” has the meaning set forth in the preamble of this Agreement.

     “Company Information” means, collectively, all statements or omissions based upon information relating to the Company furnished in writing by the Company to the Mandatory Issuer expressly for use in any broadly available road show relating to the sale of the Securities, where “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.
     “CRA” has the meaning set forth in Section 2(dd).
     “Environmental Laws” has the meaning set forth in Section 2(n).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “FDIC” has the meaning set forth in Section 2(cc).
     “Governmental Licenses” has the meaning set forth in Section 2(z).
     “indemnified party” has the meaning set forth in Section 6(c).
     “indemnifying party” has the meaning set forth in Section 6(c).
     “Manager” or “Managers” has the meaning set forth in the preamble of this Agreement.
     “Mandatory Issuer” has the meaning set forth in the recitals of this Agreement.
     “OFAC Sanctions” has the meaning set forth in Section 2(s)(i)(A).
     “Person” has the meaning set forth in Section 2(s).
     “Preliminary Prospectus” means any preliminary form of the Prospectus Supplement specifically relating to the Common Stock, together with the Base Prospectus.
     “Prospectus” has the meaning set forth in the recitals of this Agreement.
     “Prospectus Supplement” has the meaning set forth in the recitals of this Agreement.
     “Registration Statement” means the registration statement on Form S-3 of the Company that contains the Base Prospectus, including the exhibits thereto and any information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act, as amended to the date of this Agreement.
     “Securities” has the meaning set forth in the recitals of this Agreement.

     “Securities Act” has the meaning set forth in the recitals of this Agreement.
     “Securities Prospectus Supplement” has the meaning set forth in the recitals of this Agreement.
     “Shares” has the meaning set forth in the recitals of this Agreement.
     “Significant Subsidiaries” has the meaning set forth in Section 2(e).
     “Trustee” has the meaning set forth in the recitals of this Agreement.
     “Underwriter” or “Underwriters” has the meaning set forth in the preamble.
     (a) Incorporation by Reference. As used herein:
     (i) The terms “Base Prospectus,” “Prospectus,” “Prospectus Supplement” and “Preliminary Prospectus” shall include in each case the documents incorporated by reference therein.
     (ii) The terms “supplement” and “amendment” or “amend” as used in this Agreement shall include, without limitation, all documents deemed to be incorporated by reference in the relevant prospectus that are filed subsequent to the date of the Base Prospectus by the Company with the Commission pursuant to the Exchange Act.
     (b) All references in this Agreement to sections and subsections are to sections and subsections in this Agreement unless otherwise specified.
     2. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:
     (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or to the Company’s knowledge threatened by the Commission. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.
     (b) (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; (v) any Company Information contained in each broadly available road show, if any, when considered together with the Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement and the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein.
     (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of New York, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (d) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

     (e) Each significant subsidiary (as that term is defined under Regulation S-X promulgated under the Exchange Act) of the Company (each, a “Significant Subsidiary”, and collectively, the “Significant Subsidiaries”) has been duly incorporated or formed, is validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, has the requisite power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole; all of the issued shares of capital stock or interests of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.
     (f) This Agreement has been duly authorized, executed and delivered by the Company.
     (g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.
     (h) The shares of Common Stock outstanding prior to the issuance of the Securities, including the Shares to be delivered by the Mandatory Issuer to holders of the Securities if the Securities are exchanged for Common Stock, have been duly authorized and are validly issued, fully paid and non-assessable, and not subject to any preemptive or similar rights.
     (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene, violate or breach (a) any provision of applicable law, (b) the certificate of incorporation or by-laws of the Company, (c) any agreement or other instrument binding upon the Company or any of its subsidiaries, or (d) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, in the case of clauses (a), (c) and (d), above where such contravention, violation or breach would not have a material adverse effect on the Company and its subsidiaries taken as a whole or on the consummation of the transactions contemplated by this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement.
     (j) Except as set forth in the Prospectus, since the date of the latest financial statements included or incorporated by reference in the Prospectus, there has not occurred any material adverse change, or any development reasonably expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.
     (k) There are no legal or governmental proceedings pending or to the Company’s knowledge threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Prospectus and proceedings that would not be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
     (l) The Preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.
     (m) The Company is not, and after giving effect to transactions described in the Securities Prospectus Supplement and Prospectus, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940 (“1940 Act”).
     (n) The Company and its subsidiaries (a) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (b) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (o) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (p) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Company’s shares of Common Stock registered pursuant to the Registration Statement.
     (q) Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge after due and careful inquiry, any affiliate, director, officer, employee, agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or is aware of any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws.
     (r) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (s) (i) Neither the Company nor any of its subsidiaries, nor any director, officer or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

     (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC Sanctions”), nor
     (B) located, organized or resident in a country or territory that is the subject of OFAC Sanctions.
          (iii) For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of OFAC Sanctions.
     (t) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect on the Company or its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect on the Company or its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company or its subsidiaries, taken as a whole.
     (u) Neither the Company nor any of its Significant Subsidiaries is in violation of its certificate of incorporation, by-laws or other constituent documents; neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or other instrument binding upon the Company or any of its subsidiaries, except to the extent any such violation or default would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (v) Subsequent to June 30, 2010, (1) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (2) the Company has not purchased any of its outstanding capital stock (other than open market repurchases pursuant to its open market repurchase program), nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (3) there has not been any material change in the capital stock or any increase in short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Prospectus or as contemplated by the offerings and transactions that are described therein.

     (w) The Company and its Significant Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by Company and its subsidiaries; and any real property and buildings held under lease by Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by Company and its subsidiaries, in each case except as described in the Prospectus.
     (x) The Company and its subsidiaries, either directly or through a subsidiary or subsidiaries, own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names necessary for the conduct of the business now operated by them, except where the failure to so own, possess or be able to acquire on reasonable terms would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (y) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, that would have a material adverse effect on the Company and its subsidiaries, taken as a whole; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (z) The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state or foreign regulatory agencies, bodies or authorities necessary to conduct the business now operated by them, the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a material adverse effect on the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (aa) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (bb) Pricewaterhouse Coopers LLP, whose report is included or incorporated by reference in the Prospectus, has notified the Company that it is an independent registered public accounting firm with respect to the Company and its combined subsidiaries within the meaning of the Securities Act and the rules and regulations adopted by the Commission thereunder. The financial statements of the Company and its consolidated subsidiaries (including the related notes) included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and, except as may otherwise be indicated therein, have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated and conform in all material respects with the rules and regulations adopted by the Commission under the Securities Act.
     (cc) Each of the Company and its subsidiaries are in compliance with all applicable laws administered by, and all rules and regulations of, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation (the “FDIC”), the Office of the Comptroller of the Currency, the New York State Banking Department and any other federal or state bank regulatory authorities with jurisdiction over the Company or its subsidiaries (collectively, the “Bank Regulatory Authorities”), except where such noncompliance would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company or its subsidiaries, taken as a whole. The deposit accounts of each depository institution subsidiary of the Company (a “Bank Subsidiary,” and collectively the “Bank Subsidiaries”) are insured up to applicable limits by the FDIC and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Company, threatened. The Bank Subsidiaries have met all conditions of such insurance, including timely payment of the premiums. Neither the Company nor any of its subsidiaries is subject to any public order, directive or enforcement action with any Bank Regulatory Authority which currently restricts the conduct of its business, or relates to its capital adequacy, its credit policies or its management, in each case that are applicable to the Company or its subsidiaries specifically rather than to banks and bank holding companies generally.
     (dd) Each Bank Subsidiary is “well-capitalized” (as that term is defined at 12 C.F.R. 6.4(b)(1) or the relevant regulation of the institution’s primary federal bank regulator), and each Bank Subsidiary’s Community Reinvestment Act (“CRA”) rating is no less than “satisfactory.” None of the Bank Subsidiaries has been informed that its status as “well-capitalized” or “satisfactory” for CRA purposes will change within one year.
     3. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters under the AIB Securities Underwriting Agreement are subject to the following additional conditions:
     (a) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date, and (ii) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
     The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
     (b) The Underwriters shall have received on the Closing Date an opinion of Drew Pfirrman, counsel for the Company, dated the Closing Date, to the effect that:
     (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of New York, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and, to the best of such counsel’s knowledge, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;
     (ii) each Significant Subsidiary of the Company has been duly incorporated or formed, is validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, has the requisite corporate power and authority to own its property and to conduct its business as described in the Prospectus and, to the best of such counsel’s knowledge, is duly qualified to transact such business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;
     (iii) to such counsel’s knowledge, neither the Company nor any of its subsidiaries is subject to any public order, directive or enforcement action with the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the New York State Banking Department and any other federal or state bank regulatory authority with jurisdiction over the Company or its subsidiaries (collectively, the “Bank Regulatory Authorities”) which currently restricts the conduct of its business, or relates to its capital adequacy, its credit or risk management policies or its management or business, in each case that are applicable to the Company or its subsidiaries specifically rather than to banks and bank holding companies generally;
     (iv) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;
     (v) all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims;
     (vi) the shares of Common Stock outstanding prior to the issuance of the Securities, including the Shares, have been duly authorized and are validly issued, fully paid and non-assessable;
     (vii) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required; and
     (viii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) to the best of such counsel’s knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or,

(ii) to the best of such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any U.S. federal or State of New York governmental body or agency is required for the performance by the Company of its obligations under this Agreement.
     (c) The Underwriters shall have received on the Closing Date an opinion of Sullivan & Cromwell LLP, special counsel for the Company, dated the Closing Date, to the effect that:
     (i) the Shares have been duly authorized and validly issued, and are fully paid and non-assessable and not subject to any preemptive or similar rights;
     (ii) this Agreement has been duly authorized, executed and delivered by the Company;
     (iii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not violate the certificate of incorporation or by-laws of the Company, in each case as in effect on the date hereof;
     (iv) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not violate the Bank Holding Company Act of 1956, as amended, the Federal Reserve Act, as amended, the National Bank Act, as amended, and the New York State Banking Laws, as amended, and, in each case, the regulations adopted thereunder (collectively, the “Banking Laws”); provided, however, that we express no opinion with respect to provisions of the Banking Laws as to safety and soundness, unsafe and unsound practices, and similar requirements of a prudential nature that are set forth in the Banking Laws;
     (v) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not violate the Other Covered Laws;
     (vi) the statements in the Prospectus under the captions “Description of Capital Stock” and “Plan of Distribution”, insofar as they relate to provisions of the Company’s certificate of incorporation or by-laws or this Agreement, constitute a fair and accurate summary of such provisions in all material respects;
     (vii) the statements included in the Prospectus under the caption “Certain United States Federal Income and Estate Tax Consequences to Non-U.S. Holders”, insofar as they purport to describe provisions of U.S.

federal income tax laws or legal conclusions with respect thereto, constitute a fair and accurate summary of such provisions or conclusions in all material respects;
     (viii) the Company is not, and after the occurrence of the transactions described in the Securities Prospectus Supplement and the Prospectus, will not be, required to register as an “investment company” as such term is defined in the 1940 Act.
     Such counsel shall not be required to express an opinion in paragraphs (iv) and (v) above, insofar as performance by the Company of its obligations under the Agreement is concerned, as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights. “Other Covered Laws” for purposes of the foregoing opinion means the federal laws of the United States and the laws of the State of New York (including the published rules or regulations thereunder) that in such counsel’s experience normally are applicable to general business corporations and transactions such as those contemplated by this Agreement; provided, however, that such term does not include Federal or state securities laws, other antifraud laws and fraudulent transfer laws, tax laws, the Employee Retirement Income Security Act of 1974, antitrust laws or any law that is applicable to the Company, this Agreement or the transactions contemplated thereby solely as part of a regulatory regime applicable to the Company or its affiliates due to its or their status, business or assets.
     In addition, such counsel shall state that it has reviewed the Registration Statement, the Base Prospectus and the Prospectus Supplement, participated in discussions with your representatives and those of the Company and its accountants, and that on the basis of the information that such counsel gained in the course of the performance of the services referred to above, considered in the light of its understanding of the applicable law (including the requirements of Form S-3 and the character of prospectus contemplated thereby) and the experience such counsel has gained through its practice under the Securities Act, (1) in the opinion of such counsel, the Registration Statement, as of the date of the Prospectus Supplement, and the Base Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Shares, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; and (2) nothing that came to the attention of such counsel in the course of such review has caused such counsel to believe that, insofar as relevant to the offering of the Shares,
     (a) the Registration Statement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

     (b) the Base Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement and as amended or supplemented, if applicable, as of the Closing Date, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     Such counsel may also state that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Base Prospectus or the Prospectus Supplement, except to the extent specifically noted in clauses (vi) and (vii) above, and that they do not express any opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement, the Basic Prospectus or the Prospectus Supplement, as to management’s report of its assessment of the effectiveness of the Company’s internal control over financial reporting or the auditors’ report as to the Company’s internal control over financial reporting, each as included in the Registration Statement, the Base Prospectus or the Prospectus Supplement.
     (d) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters and PricewaterhouseCoopers LLP, from PricewaterhouseCoopers LLP, independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
     4. Covenants of the Company. The Company covenants with each Underwriter as follows:
     (a) The Company shall furnish to each Underwriter, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each Underwriter, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 4(e) below, as many copies of the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto or to the Registration Statement as the Underwriters may reasonably request.
     (b) To file the Prospectus Supplement with the Commission within the timeframe provided for in the Securities Act.

     (c) Before amending or supplementing the Registration Statement or the Prospectus, the Company shall furnish to the Underwriters a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriters reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
     (d) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company relating to the Shares offered by the Prospectus and not to use or refer to any proposed free writing prospectus to which you reasonably object.
     (e) Without the consent of the Managers, not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
     (f) If, at any time when the Underwriters are required to deliver the Prospectus in connection with sales of the Shares, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense (or, following nine months after the Closing Date, at the expense of the Underwriters), to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
     (g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Managers shall reasonably request.
     (h) To make generally available to the Company’s security holders and to the Managers as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
     (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement as described in Section 5 below.

     (j) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Securities have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.
     The Company also covenants with each Underwriter that, without the prior written consent of the Managers with the authorization to release this lock-up on behalf of the Underwriters, it will not, for a period lasting 90 days from the date of the Securities Prospectus Supplement, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The foregoing sentence shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof (including the Company’s Series B Preferred Stock and the warrants to purchase Common Stock currently held by the U.S. Treasury), (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the 90-day restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the Company, (d) the grant of awards pursuant to the Company’s employee benefit, employee stock purchase and other similar plans (“Employee Benefit Plans”) in effect on the date of this Agreement, (e) the offering, sale, settlement or issuance of securities pursuant to any award or security issued under or pursuant to an Employee Benefit Plan in effect on the date of this Agreement, (f) the issue of shares of Common Stock or options, contracts or rights to acquire Common Stock in connection with the acquisition of any business or entity, or any portion thereof, or any assets, or (g) the issuance of “equity appreciation instruments” or similar securities to the FDIC in connection with the acquisition of the assets and deposits of a failed depository institution from the FDIC.
     The Underwriters covenant with the Company that without the prior written consent of the Company, they have not made and will not make any offer relating to the Shares that would constitute a free writing prospectus (as defined in the Securities Act) required to be filed with the Commission.
     5. Expenses. Whether or not the transactions contemplated in the AIB Securities Underwriting Agreement are consummated or the AIB Securities Underwriting Agreement and this Agreement are terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Common Stock under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Preliminary Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, and (iii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 6 entitled “Indemnity” and Section 7 entitled “Contribution”, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel.
     6. Indemnity. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate, director, officer, employee and agent of each Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein. The Company agrees and confirms that references to “affiliates” of Morgan Stanley & Co. Incorporated that appear in this Agreement shall be understood to include Mitsubishi UFJ Morgan Stanley Securities Co., Ltd.
     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any Preliminary Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, Preliminary Prospectus, the Prospectus, any road show, any free writing prospectus or any amendment or supplement thereto are the statements set forth in the second paragraph under the caption “Plan of Distribution” in the Prospectus.
     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b) hereof, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (1) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (2) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties. In the case of any such separate firm for the Underwriters and such control persons and affiliates, and directors, officers, employees and agents of each Underwriter, such firm shall be designated in writing by the Underwriters. In the case of any such separate firm for the

Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
     7. Contribution. (a) To the extent the indemnification provided for in Section 6 hereof is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Securities as set forth in the Securities Prospectus Supplement. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the

Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of Securities they have purchased under the AIB Securities Underwriting Agreement, and not joint.
     (b) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in Section 6 and this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     8. Survival. The indemnity provisions contained in Section 6, the contribution provisions contained in Section 7, and the representations, warranties and other statements of the Company and the Underwriters contained in this Agreement shall remain operative and in full force and effect regardless of (1) any termination of this Agreement, (2) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate, director, officer, employee or agent of any Underwriter or by or on behalf of, the Company, its officers or directors or any person controlling the Company and (3) acceptance of and payment for any of the Securities.
     9. Termination. This Agreement shall terminate if, after the execution and delivery of this Agreement and prior to the Closing Date, the AIB Securities Underwriting Agreement shall have terminated in accordance with the termination provisions contained therein prior to the Closing Date.
     10. Effectiveness. This Agreement shall become effective upon the effectiveness of the AIB Securities Underwriting Agreement.

     11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any Preliminary Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities and the mandatory exchange into Shares.
     (b) The Company acknowledges that in connection with the transactions contemplated hereby: (1) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (2) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (3) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the transactions contemplated hereby.
     12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
     14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Citigroup Global Markets Inc. Attention: General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; and Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Capital Markets Syndicate Desk; and if to the Company shall be delivered, mailed or sent to M&T Bank Corporation, One M&T Plaza, Buffalo, New York, 14203, Attention: General Counsel.

     IN WITNESS WHEREOF, the Company and the Managers, acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto, have caused this Agreement to be duly executed as of the date hereof.

M&T BANK CORPORATION
By:	/s/ RENÉ F. JONES
	Name:	René F. Jones
	Title:	Executive Vice President and Chief Financial Officer

CITIGROUP GLOBAL MARKETS INC.
By:	/s/ CHRISTIAN ANDERSON
	Name:	Christian Anderson
	Title:	Managing Director

MORGAN STANLEY & CO. INCORPORATED
By:	/s/ KENNETH G. POTT
	Name:	Kenneth G. Pott
	Title:	Managing Director

SCHEDULE I
Underwriters
Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated

SCHEDULE II
None.